China Organic Agriculture Names Veteran Finance and Food Industry Executive Jinsong Li as New Chief Executive Officer

Wednesday September 24, 9:29 am ET

Li to Spearhead Company's Business Initiatives to Capitalize on Fast-Growing Asian Markets for Premium Food and Agricultural Products

LOS ANGELES & JILIN, China--(BUSINESS WIRE)--China Organic Agriculture, Inc. (OTCBB: CNOA - News), a growth-driven agricultural products company, has named Jinsong Li, a Chinese business leader with over 18 years of agricultural and financial industry background, as its new Chief Executive Officer.

Mr. Li was formerly Vice President of Beijing Jingwei Capital Investment Co., Ltd., an investment firm focusing on agricultural companies, where he managed investment projects valued at more than $100 million. In other experience, Mr. Li worked for more than 15 years in various executive roles at a commercial trade company in Shantou and an agricultural products company in Beijing.

"I am excited to be appointed the new CEO of China Organic Agriculture, and I look forward to driving the business strategies that will enable the Company to realize its full potential in China and other growing markets throughout Asia," said Mr. Li. "It's clear that China Organic's strong fundamentals demonstrate that the Company is in a position to deliver substantial long term value and growth for shareholders."

Mr. Li's professional background includes experience in industry consolidation, investment management and asset restructuring.

"I will be working closely with my management team, advisors and our financial communications firm to ensure that stockholders are kept fully informed of the Company's initiatives and achievements," said Mr. Li. "We are committed to maintaining the highest standards of reporting, transparency and news flow that our long term and future investors require."

About China Organic Agriculture

China Organic Agriculture is a leading producer and distributor in the agricultural industry in China. The Company's high-growth business plan is designed to enable it to capitalize effectively on China's burgeoning economy and expanding class of consumers with the ability to acquire upscale products. The Company has developed an extensive distribution network throughout many of China's major cities, including Beijing, Shanghai and Nanjing, and is positioned to leverage those networks to establish broad distribution of a number of agricultural, food and related premium products. CNOA has in excess of 6,260 acres dedicated to the production of green and organic rice, with an irrigation system fed from the Nen River, one of the last unpolluted rivers in China. The Company's flagship brand, ErMaPao, has won several awards for its high quality, holds the highest organic certification and is one of the most popular brands in the country. The Company has experienced significant growth since its inception in 2002 and has implemented a number of strategic initiatives to expand sales and revenues. For more information, please visit: www.chinaorganicagriculture.com

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of China Organic Agriculture's products and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," and similar expressions are forward-looking statements. Although China Organic Agriculture Inc. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those set forth in our reports filed with the Securities and Exchange Commission, together with the risks discussed in our press releases and other communications to shareholders issued by us from time to time, such as our ability to raise capital as and when required, the availability of raw products and other supplies, competition, the costs of goods, government regulations, and political and economic factors in the People's Republic of China in which our subsidiaries operate.